Exhibit 99.1
450 Lexington Avenue : New York, NY 10017 : 800.468.7526

FOR IMMEDIATE RELEASE

CONTACT:
Stacy Slater
Senior Vice President, Investor Relations
800.468.7526
stacy.slater@brixmor.com

BRIXMOR PROPERTY GROUP REPORTS THIRD QUARTER 2016 RESULTS

NEW YORK, October 24, 2016 - Brixmor Property Group Inc. (NYSE: BRX) (“Brixmor” or the “Company”) announced today its operating results for the three months ended September 30, 2016. Net income attributable to common stockholders was $0.19 per diluted share compared with $0.18 per diluted share in the comparable 2015 period. Key highlights for the quarter include:

•	Executed 2.0 million square feet of new and renewal leases or 3.5 million square feet including options exercised

•	Achieved comparable new and renewal rent spreads of 14.7%

•	Realized leased occupancy of 92.6%, consistent with the same period in the prior year, despite the impact of retailer bankruptcies

•	Increased small shop leased occupancy by 100 basis points year-over-year to 85.0%

•	Completed nine anchor space repositioning projects and four outparcel developments and significantly expanded the redevelopment pipeline

•	Generated same property NOI growth of 2.0%

•	Grew FFO per diluted share 5% year-over-year, excluding non-cash GAAP rental adjustments and items that impact comparability

•	Increased dividend 6%

•	Issued $500 million of 3.25% Senior Notes due 2023 and amended and restated $2.75 billion credit facility

•	Revised NAREIT FFO per share - diluted guidance for 2016 to $2.04 - $2.06 from previous guidance of $2.03 - $2.06

“I’m very pleased with our progress this quarter on all fronts. We increased small shop occupancy, which rose 100 basis points over last year to 85%, while also driving healthy rent spreads and new leasing activity with leading tenants such as Kroger, Total Wine, and Ulta. We drove further value creation by delivering $20 million of anchor space repositioning projects at double digit yields and by expanding our pipeline of reinvestments in our properties to $175 million at an expected yield of 10 - 12%," commented James Taylor, President and Chief Executive Officer.

Mr. Taylor added, "We also continued to strengthen our balance sheet, with the issuance of $500 million of seven-year Senior Notes and the amendment and restatement of our $2.75 billion credit facility, while Blackstone Real Estate Partners fully monetized their position in Brixmor, enhancing liquidity for our shareholder base. We are very well positioned to accelerate value creation at the asset level and execute our plan of sustainable growth.”

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450 Lexington Avenue : New York, NY 10017 : 800.468.7526

FINANCIAL HIGHLIGHTS
Net Income

•
For the three months ended September 30, 2016 and 2015, net income attributable to common stockholders was $57.5 million, or $0.19 per diluted share, and $53.8 million, or $0.18 per diluted share, respectively.

•
For the nine months ended September 30, 2016 and 2015, net income attributable to common stockholders was $182.4 million, or $0.61 per diluted share, and $138.3 million, or $0.46 per diluted share, respectively.

NAREIT FFO

•
For the three months ended September 30, 2016 and 2015, NAREIT FFO was $154.9 million, or $0.51 per diluted share and $156.2 million, or $0.51 per diluted share, respectively. Results for the three months ended September 30, 2016 include a loss on extinguishment of debt, net and other items that impact FFO comparability of ($2.1) million, or ($0.01) per diluted share. Results for the three months ended September 30, 2015 include an adjustment of tax reserves for pre-IPO transactions and other items that impact FFO comparability of $4.1 million, or $0.01 per diluted share.

•
For the nine months ended September 30, 2016 and 2015, NAREIT FFO was $468.9 million, or $1.54 per diluted share and $444.4 million, or $1.46 per diluted share, respectively. Results for the nine months ended September 30, 2016 include expenses related to the previously disclosed Audit Committee review, executive severance expenses and other items that impact FFO comparability of ($9.0) million, or ($0.03) per diluted share. Results for the nine months ended September 30, 2015 include a non-recurring charge related to pre-IPO compensation programs and transaction expenses, offset by an adjustment of tax reserves for pre-IPO transactions, and other items that impact FFO comparability of ($7.1) million, or ($0.02) per diluted share.

Same Property NOI

•	Same property NOI for the three and nine months ended September 30, 2016 increased 2.0% and 2.7%, respectively, from the comparable 2015 period.

Dividend

•	The Company’s Board of Directors declared a quarterly cash dividend of $0.26 per common share (equivalent to $1.04 per annum) for the fourth quarter of 2016, which represents a 6% increase.

•	The dividend is payable on January 17, 2017 to stockholders of record on January 5, 2017, representing an ex-dividend date of January 3, 2017.

PORTFOLIO AND INVESTMENT ACTIVITY
Value Creation Opportunities

•
During the three months ended September 30, 2016, the Company completed nine anchor space repositioning projects and added two new projects to its pipeline.  At September 30, 2016, the anchor space repositioning pipeline was comprised of 15 projects, the aggregate cost of which is expected to be approximately $33 million.

450 Lexington Avenue : New York, NY 10017 : 800.468.7526

•
During the three months ended September 30, 2016, the Company completed four outparcel developments and at September 30, 2016, the outparcel development pipeline was comprised of 11 projects, the aggregate cost of which is expected to be approximately $19 million. In addition, the new development pipeline was comprised of one project, the cost of which is expected to be approximately $19 million.

•
The Company also added two new redevelopment projects and moved five anchor space repositioning projects to its redevelopment pipeline.  At September 30, 2016, the redevelopment pipeline was comprised of eight projects, the aggregate cost of which is expected to be approximately $104 million.

Acquisitions

•
On September 22, 2016, the Company acquired a 28,500 square foot vacant anchor space for approximately $7 million at Rose Pavilion in Pleasanton, California, a shopping center owned by the Company. The acquired space was subsequently leased to Total Wine & More, as part of a redevelopment of the shopping center.

Dispositions

•	During the three months ended September 30, 2016, the Company generated approximately $11 million of gross proceeds through the sale of two properties.

CAPITAL STRUCTURE
Unsecured Notes

•
On August 15, 2016, the Company’s Operating Partnership, Brixmor Operating Partnership LP (the “Operating Partnership”), issued $500 million aggregate principal amount of 3.25% Senior Notes due 2023 at 99.736% of par value. Proceeds from the offering were utilized to repay outstanding indebtedness under the Company’s $1.25 billion unsecured revolving credit facility (the “Revolver”) and for general corporate purposes.

Credit Facility

•
As previously announced, on July 25, 2016, the Operating Partnership executed an amendment and restatement to its $2.75 billion credit facility (the “Facility”), extending its weighted average maturity and lowering the aggregate pricing. The amended Facility provides for (i) a three-year extension on the Revolver to July 31, 2020 at an effective interest rate of LIBOR plus 145 basis points and (ii) a reallocation of the existing unsecured term loan that was to mature on July 31, 2018 into two tranches (the “Term Loans”), comprised of a $1.0 billion tranche A term loan maturing July 31, 2018 and a $500.0 million tranche B term loan maturing July 31, 2021, both at an effective interest rate of LIBOR plus 135 basis points.

Secured Mortgages

•
During the three months ended September 30, 2016, the Company repaid $687 million of mortgage indebtedness, including amortization, at an average interest rate of 5.43%, increasing its unencumbered asset base to 72% of properties at September 30, 2016.

450 Lexington Avenue : New York, NY 10017 : 800.468.7526

GUIDANCE

•	The Company has revised its NAREIT FFO per share - diluted expectations for 2016 and the key underlying assumptions as follows:

2016E (dollars in millions, except per share amounts)	Updated Guidance	Prior Guidance
NAREIT FFO per share - diluted	$2.04 - $2.06	$2.03 - $2.06
Key Underlying Assumptions
Same property NOI growth	2.5 - 3.0%	2.5 - 3.5%
Percent leased (at year-end)	92.8 - 93.0%	92.8 - 93.0%
Total rent spread (cash)	10 - 15%	10 - 15%
Total leasing related capital expenditures	$155 - $175	$155 - $175
Anchor space repositioning and redevelopment related spending	$95 - $110	$95 - $110
General and administrative expenses (1)	$92 - $93	$92 - $94
Audit committee review expenses	$4	$4
Executive severance expenses	$2	$2
Straight-line rental income, amortization of above- and below-market rent and tenant inducements and straight-line ground rent expense	$47 - $49	$47 - $50
Cash interest expense	$233 - $234	$233 - $235
GAAP interest expense	$227 - $228	$227 - $229
Dispositions	$100 - $125	$75 - $175

(1) Does not include any expectations of additional one-time items, including, but not limited to, litigation and other non-routine legal expenses.

The following table provides a reconciliation of the range of estimated 2016 NAREIT FFO to net income attributable to common stockholders.

(Unaudited, dollars in millions, except per share amounts)
	2016E	2016E Per Common Share - Diluted
Net income attributable to common stockholders	$249 - $255	$0.81 - $0.83
Depreciation and amortization	$381	$1.25
Gain on disposition of operating properties	($10)	($0.03)
Impairment of real estate assets	$2	$0.01
NAREIT FFO	$622 - $628	$2.04 - $2.06

450 Lexington Avenue : New York, NY 10017 : 800.468.7526

CONNECT WITH BRIXMOR

•	For additional information, please visit www.brixmor.com;

•	Follow Brixmor on Twitter at www.twitter.com/Brixmor;

•	Find Brixmor on LinkedIn at www.linkedin.com/company/brixmor.

CONFERENCE CALL AND SUPPLEMENTAL INFORMATION
The Company will host a teleconference on Tuesday, October 25, 2016 at 10:00 AM ET.   To participate, please dial 888.317.6003 (domestic) or 412.317.6061 (international) at least ten minutes prior to the scheduled start of the call (Passcode: 2633815).  The teleconference can also be accessed via a live webcast at www.brixmor.com in the Investors section. A replay of the teleconference will be available through midnight ET on November 9, 2016 by dialing 877.344.7529 (domestic) or 412.317.0088 (international) (Passcode: 10091678) or via the web through October 25, 2017 at www.brixmor.com in the Investors section.

The Company’s Supplemental Disclosure will be posted at www.brixmor.com in the Investors section.  These materials are also available to all interested parties upon request to the Company at investorrelations@brixmor.com or 800.468.7526.

NON-GAAP DISCLOSURES
NAREIT FFO
NAREIT FFO is a supplemental non-GAAP performance measure utilized to evaluate the operating performance of real estate companies. The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as net income (loss) in accordance with GAAP excluding (i) gain (loss) on disposition of operating properties, and (ii) extraordinary items, plus (iii) depreciation and amortization of operating properties, (iv) impairment of operating properties and real estate equity investments, and (v) after adjustments for joint ventures calculated to reflect funds from operations on the same basis.

The Company presents NAREIT FFO as it considers it an important supplemental measure of its operating performance and the Company believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs. The Company believes NAREIT FFO assists investors  in analyzing Brixmor’s comparative operating and financial performance because, by excluding gains and losses related to dispositions of previously depreciated operating properties, real estate-related depreciation and amortization of continuing operations and unconsolidated joint ventures and impairment of operating properties (which can vary among owners of properties in similar condition based on historical cost accounting and useful life estimates), investors can compare the operating performance of a company’s real estate between periods or as compared to different companies.

NAREIT FFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of financial performance and is not an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of liquidity.

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450 Lexington Avenue : New York, NY 10017 : 800.468.7526

Non-GAAP performance measures have limitations as they do not include all items of income and expense that affect operations and, accordingly, should always be considered as supplemental to financial results presented in accordance with GAAP. Computation of NAREIT FFO may differ in certain respects from the methodology utilized by other REITs and, therefore, may not be comparable to similarly titled measures presented by such other REITs. Investors are cautioned that items excluded from NAREIT FFO are significant components in understanding and addressing financial performance.  A reconciliation of NAREIT FFO to Net income is presented in the attached table.

Same Property NOI
Same property NOI is calculated (using properties owned for the entirety of both periods excluding properties under development or pending stabilization), as rental income (base rent, percentage rents, expense reimbursements and other property income) less rental operating expenses (operating costs, real estate taxes and provision for doubtful accounts. Same Property NOI includes unconsolidated joint venture, Montecito Marketplace, at pro rata share.  Same property NOI excludes corporate level income (including management, transaction and other fees), lease termination fees, straight-line rental income, amortization of above- and below-market rent and tenant inducements, straight-line ground rent expense and income / expense associated with the captive insurance entity.

Same property NOI is a supplemental, non-GAAP performance measure utilized to evaluate the operating performance of real estate companies and the Company believes it is frequently used by securities analysts, investors and other interested parties in understanding business and operating results regarding the underlying economics of Brixmor's business operations.

It includes only the net operating income of properties owned and stabilized for the full period presented, which eliminates disparities in net income due to the acquisition, disposition or stabilization of development properties during the period presented, and therefore, provides a more consistent metric for comparing the performance of properties. Management uses same property NOI to review operating results for comparative purposes with respect to previous periods or forecasts, and also to evaluate future prospects. Same property NOI is not intended to be a performance measure that should be regarded as an alternative to, or more meaningful than, net income (determined in accordance with GAAP) or other GAAP financial measures. Non-GAAP financial measures have limitations as they do not include all items of income and expense that affect operations, and accordingly, should always be considered as supplemental to financial results presented in accordance with GAAP.  Computation of same property NOI may differ in certain respects from the methodology utilized by other REITs and, therefore, may not be comparable to such other REITs.

ABOUT BRIXMOR PROPERTY GROUP
Brixmor Property Group, a real estate investment trust (REIT), is a leading owner and operator of high-quality, open-air shopping centers. The Company’s more than 500 retail centers comprise 86 million square feet in market-dominant locations across the nation and are supported by a diverse mix of highly productive non-discretionary and value-oriented retailers, as well as service and entertainment users. Brixmor is committed to maximizing the value of its portfolio by prioritizing investments, cultivating relationships and capitalizing on embedded growth opportunities through driving rents, increasing occupancy and pursuing repositioning and redevelopment projects. Headquartered in New York City, Brixmor is a partner to more than 5,500 best-in-class national, regional and local tenants and is the largest landlord to The TJX Companies and The Kroger Company.

450 Lexington Avenue : New York, NY 10017 : 800.468.7526

SAFE HARBOR LANGUAGE
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements related to the Company’s expectations regarding the performance of its business, its financial results, its liquidity and capital resources and other non-historical statements. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including those described under the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the Company’s filings with the SEC. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

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CONSOLIDATED BALANCE SHEETS
Unaudited, dollars in thousands, except share information

	9/30/16	12/31/15
Assets
Real estate
Land	$2,004,264	$2,011,947
Buildings and tenant improvements	8,012,060	7,976,529
Construction in process	98,573	66,797
Lease intangibles	845,093	877,577
	10,959,990	10,932,850
Accumulated depreciation and amortization	(2,100,229)	(1,880,685)
Real estate, net	8,859,761	9,052,165
Investments in and advances to unconsolidated joint ventures	5,044	5,019
Cash and cash equivalents	31,143	69,528
Restricted cash	45,662	41,462
Marketable securities	26,580	23,001
Receivables, net of allowance for doubtful accounts of $17,831 and $16,587	176,086	180,486
Deferred charges and prepaid expenses, net	127,201	109,149
Other assets	41,232	17,197
Total assets	$9,312,709	$9,498,007

Liabilities
Debt obligations, net	$5,857,431	$5,974,266
Accounts payable, accrued expenses and other liabilities	566,744	603,439
Total liabilities	6,424,175	6,577,705

Equity
Common stock, $0.01 par value; authorized 3,000,000,000 shares;
304,321,127 and 299,138,450 shares outstanding	3,043	2,991
Additional paid in capital	3,321,475	3,270,246
Accumulated other comprehensive loss	(15)	(2,509)
Distributions in excess of net income	(440,348)	(400,945)
Total stockholders' equity	2,884,155	2,869,783
Non-controlling interests	4,379	50,519
Total equity	2,888,534	2,920,302
Total liabilities and equity	$9,312,709	$9,498,007

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CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited, dollars in thousands, except per share amounts

	Three Months Ended		Nine Months Ended
	9/30/16	9/30/15	9/30/16	9/30/15

Revenues
Rental income	$247,859	$245,829	$744,580	$733,429
Expense reimbursements	69,469	65,304	200,944	200,570
Other revenues	1,249	1,892	6,214	6,430
Total revenues	318,577	313,025	951,738	940,429

Operating expenses
Operating costs	31,041	27,952	97,507	93,779
Real estate taxes	47,812	45,472	130,886	133,635
Depreciation and amortization	98,337	102,439	294,634	315,424
Provision for doubtful accounts	2,218	1,953	6,579	6,973
Impairment of real estate assets	1,971	—	1,971	807
General and administrative	21,787	22,030	69,709	73,030
Total operating expenses	203,166	199,846	601,286	623,648

Other income (expense)
Dividends and interest	89	57	481	241
Interest expense	(57,855)	(61,567)	(171,482)	(186,289)
Gain on sale of real estate assets	2,450	—	10,232	9,224
Gain (loss) on extinguishment of debt, net	(1,042)	137	(949)	922
Other	(1,370)	2,880	(4,258)	(115)
Total other expense	(57,728)	(58,493)	(165,976)	(176,017)

Income before equity in income of unconsolidated joint ventures	57,683	54,686	184,476	140,764
Equity in income of unconsolidated joint ventures	122	133	348	358
Net income	57,805	54,819	184,824	141,122
Net (income) attributable to non-controlling interests	(313)	(1,046)	(2,399)	(2,814)
Net income attributable to common stockholders	$57,492	$53,773	$182,425	$138,308

Per common share:
Net income attributable to common stockholders:
Basic	$0.19	$0.18	$0.61	$0.46
Diluted	$0.19	$0.18	$0.61	$0.46
Weighted average shares:
Basic	303,013	298,464	300,697	297,714
Diluted	303,521	298,936	301,146	304,706

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FUNDS FROM OPERATIONS (FFO)
Unaudited, dollars in thousands, except per share amounts

	Three Months Ended			Nine Months Ended
	9/30/16		9/30/15	9/30/16	9/30/15

Net income	$57,805		$54,819	$184,824	$141,122
Gain on disposition of operating properties	(2,450)		—	(10,232)	(9,224)
Depreciation and amortization- real estate related- continuing operations	97,570		101,360	292,295	311,637
Depreciation and amortization- real estate related- unconsolidated joint ventures	23		16	68	59
Impairment of real estate assets	1,971		—	1,971	807
NAREIT FFO	$154,919		$156,195	$468,926	$444,401

NAREIT FFO per share/OP Unit - diluted	$0.51		$0.51	$1.54	$1.46
Weighted average shares/OP Units outstanding - basic and diluted (1)	305,167		304,752	305,026	304,716

Items that impact FFO comparability
Litigation and other non-routine legal expenses	$(614)		$—	$(958)	$—
Shareholder equity offering expenses	(314)		—	(764)	(606)
Transaction expenses	(85)	—	—	(296)	(1,487)
Executive equity based compensation (2)	—		—	(88)	—
Executive severance expenses	—		—	(2,260)	—
Audit committee review expenses	—		—	(3,711)	—
Non-recurring charge related to pre-IPO compensation programs	—		—	—	(9,875)
Adjustment of tax reserves for pre-IPO transactions	—		3,949	—	3,949
Gain (loss) on extinguishment of debt, net	(1,042)		137	(949)	922
Total items that impact FFO comparability	$(2,055)		$4,086	$(9,026)	$(7,097)
Items that impact FFO comparability, net per share	$(0.01)		$0.01	$(0.03)	$(0.02)

Additional Disclosures
Straight-line rental income, net (3)	$3,324		$4,508	$9,838	$13,814
Amortization of above- and below-market rent and tenant inducements, net (4)	9,090		9,938	28,766	34,391
Straight-line ground rent (expense) income (5)	(78)		11	(975)	34

Dividends declared per share/OP Unit	$0.245		$0.225	$0.735	$0.675
Shares/OP Unit dividends declared	$74,651		$68,464	$223,932	$205,398
Share/OP Unit dividend payout ratio (as % of NAREIT FFO)	48.2%		43.8%	47.8%	46.2%

(1) Basic and diluted shares/OP Units outstanding reflects an assumed conversion of vested OP Units to common stock of the Company and the vesting of certain equity awards.
(2) Represents equity based compensation expense associated with executive departures for the nine months ended September 30, 2016.
(3) Includes unconsolidated joint venture Montecito Marketplace straight-line rental income of $10 and $5 at pro rata share for the three and nine months ended September 30, 2016, respectively; and straight-line rental expense of $5 and $8 at pro rata share for the three and nine months ended September 30, 2015, respectively.
(4) Includes unconsolidated joint venture Montecito Marketplace amortization of above- and below-market rent and tenant inducements of $7 and $22 at pro rata share for the three and nine months ended September 30, 2016, respectively; and $8 and $24 at pro rata share for the three and nine months ended September 30, 2015, respectively.
(5) Straight-line ground rent (expense) income is included in Operating costs on the Consolidated Statements of Operations.

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SAME PROPERTY NOI ANALYSIS & RECONCILIATION OF NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS
Unaudited, dollars in thousands

	Three Months Ended			Nine Months Ended
	9/30/16	9/30/15	Change	9/30/16	9/30/15	Change
Same Property NOI Analysis (1)
Number of properties	514	514	—	512	512	—
Percent billed	90.6%	90.9%	(0.3%)	90.6%	90.9%	(0.3%)
Percent leased	92.6%	92.5%	0.1%	92.6%	92.5%	0.1%

Revenues
Base rent	$229,585	$224,100		$681,672	$665,299
Ancillary and other	4,494	4,899		12,210	12,975
Expense reimbursements	69,483	65,154		199,963	199,799
Percentage rents	1,043	1,535		5,336	5,082
	304,605	295,688	3.0%	899,181	883,155	1.8%
Operating expenses
Operating costs	(31,107)	(29,210)		(96,355)	(94,758)
Real estate taxes	(47,743)	(45,318)		(130,018)	(133,071)
Provision for doubtful accounts	(2,171)	(1,973)		(6,564)	(6,858)
	(81,021)	(76,501)	5.9%	(232,937)	(234,687)	(0.7%)
Same property NOI	$223,584	$219,187	2.0%	$666,244	$648,468	2.7%

Same property NOI excluding redevelopments (2)	$214,634	$210,210	2.1%	$639,633	$622,476	2.8%

NOI margin	73.4%	74.1%	(0.7%)	74.1%	73.4%	0.7%
Expense recovery ratio	88.1%	87.4%	0.7%	88.3%	87.7%	0.6%

Percent contribution to same property NOI growth:
	Change	Percent Contribution		Change	Percent Contribution
Base rent	$5,485	2.5%		$16,373	2.6%
Ancillary and other	(405)	(0.2%)		(765)	(0.1%)
Net recoveries	7	0.0%		1,620	0.2%
Percentage rents	(492)	(0.2%)		254	0.0%
Provision for doubtful accounts	(198)	(0.1%)		294	0.0%
		2.0%			2.7%

Reconciliation of Net Income Attributable to Common Stockholders to Same Property NOI
Same property NOI (1)	$223,584	$219,187		$666,244	$648,468
Adjustments:
Non-same property NOI	396	2,301		5,080	6,272
Lease termination fees	1,174	1,548		7,537	2,266
Straight-line rental income, net	3,314	4,513		9,833	13,822
Amortization of above- and below-market rent and tenant inducements, net	9,083	9,930		28,744	34,367
Fee Income	217	359		855	1,380
Straight-line ground rent (expense) income	(78)	11		(975)	34
Depreciation and amortization	(98,337)	(102,439)		(294,634)	(315,424)
Impairment of real estate assets	(1,971)	—		(1,971)	(807)
General and administrative	(21,787)	(22,030)		(69,709)	(73,030)
Total other expense	(57,728)	(58,493)		(165,976)	(176,017)
Equity in income of unconsolidated joint ventures	122	133		348	358
Pro rata share of same property NOI of unconsolidated joint ventures	(184)	(201)		(552)	(567)
Net income attributable to non-controlling interests	(313)	(1,046)		(2,399)	(2,814)

Net income attributable to common stockholders	$57,492	$53,773		$182,425	$138,308

(1) Includes unconsolidated joint venture, Montecito Marketplace, at pro rata share, except for number of properties, percent billed and percent leased which are at 100%.
(2) Excludes eight redevelopment properties.

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